UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2017 (February 14, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	1-31719 (Commission File Number)	13-4204626 (IRS Employer Identification Number)
200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Molina Healthcare, Inc. (the “Company”) with the Securities and Exchange Commission on August 5, 2016, the Company entered into (a) that certain Asset Purchase Agreement, dated as of August 2, 2016, with Aetna Inc. (“Aetna”) pursuant to which, among other things, the Company agreed to purchase and acquire from Aetna certain of Aetna’s Medicare Advantage assets, and (b) that certain substantially identical Asset Purchase Agreement, dated as of August 2, 2016 (collectively, the “Asset Purchase Agreements”), with Humana Inc. (“Humana” and, together with Aetna, the “Sellers”) pursuant to which, among other things, the Company agreed to purchase and acquire from Humana certain of Humana’s Medicare Advantage assets.

The transactions contemplated by each Asset Purchase Agreement were conditioned on separate closing conditions set forth therein, including the completion of the proposed acquisition by Aetna of Humana pursuant to that certain Agreement and Plan of Merger, dated as of July 2, 2015 (the “Merger Agreement”), by and among each of the Sellers, Echo Merger Sub, Inc. and Echo Merger Sub, LLC (collectively, the “Merger Subs”). Section 8.01(d) of each Asset Purchase Agreement provides that the Asset Purchase Agreement may be terminated by the applicable Seller or the Company at any time prior to the closing of the applicable acquisition if the Merger Agreement shall have been terminated in accordance with its terms.

On February 14, 2017, each of the Sellers and the Merger Subs entered into a Termination Agreement, pursuant to which the Sellers and the Merger Subs agreed to terminate the Merger Agreement. On the same date and pursuant to Section 8.01(d) of the applicable Asset Purchase Agreement, the Company entered into a Termination Agreement with Aetna and a substantially identical Termination Agreement with Humana (collectively, the “APA Termination Agreements”), pursuant to which the applicable Seller terminated, and the Company agreed to the termination of, the applicable Asset Purchase Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered pursuant thereto; provided that each of the confidentiality agreements between the Company and each Seller will continue in full force and effect in accordance with their terms. Furthermore, pursuant to the applicable APA Termination Agreement and in accordance with Section 8.03(a)(ii) of the applicable Asset Purchase Agreement, each Seller has agreed to pay or cause to be paid to the Company a fee in the amount of such Seller’s applicable proportionate share of a termination fee of $75 million, plus such Seller’s applicable proportionate share of the Company’s transaction costs. Accounting recognition of the breakup fee will occur in the first quarter of 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	February 14, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary